Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Emerson Radio Corp. and Subsidiaries
     Parsippany, New Jersey
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-63515, 333-132812 and 333-132815) of Emerson Radio Corp. and Subsidiaries of our report dated June 18, 2007, relating to the consolidated financial statements and financial statement schedule of Emerson Radio Corp. and Subsidiaries as of March 31, 2007 and 2006 and for each of the two years in the period ended March 31, 2007, which appear in this Form 10-K.
MOORE STEPHENS, P.C.
New York, New York
June 28, 2007